Exhibit 4.192

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No 128524 dated June 20, 2015

For the provision of

communication services for the purpose of broadcasting

This license is granted to

Open Joint Stock Company

Mobile TeleSystems

Primary state registration number of legal entity (individual entrepreneur) (OGRN, OGRNIP)

1027700149124

Taxpayer Identification No. (INN)

7740000076

Location:

109147, 4 Marksistskaya St., Moscow

Territory of telecommunications services is specified in the annex.

This license is granted for the following term:

to August 01, 2016

This license is granted on the basis of the decision of the licensing authority - Order No. 179-рсч of March “31” 2015

This license is accompanied with an annex on 2 pages, being its integral part

Deputy Head	(signature)	A.A. Pankov

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

CN 065212

Annex to License No. 128524 **

License requirements

1. Mobile TeleSystems Open Joint-Stock Company (the Licensee) shall comply with the terms of this license.

Short name:

MTS OJSC

OGRN 1027700149124	INN 7740000076

Location:

109147, 4 Marksistskaya St., Moscow

2. The Licensee shall start provision of services under the license no later than 20.07.2015.

3. The Licensee shall provide communication services under the license only in the territory of the settlement specified in paragraph 7.

4. The Licensee under this license shall provide the following to the subscribers and (or) users *:

a) reception of TV broadcasting and (or) radio broadcasting programming signals from broadcasters;

b) broadcasting programming signals over the air.

c) broadcasting free of charge of mandatory public TV channels and (or) radio channels, the list of which is determined by the laws of the Russian Federation on media, if the activities in the field of communications services for the purpose of broadcasting are carried out on the basis of contracts with subscribers.

d) transmission of warning signals and emergency information on dangers arising from the threat of or occurrence of emergency natural and man-made situations, as well as in the case of military operations or as a result of these actions, on the rules of behavior of the population and the need for protection measures.

5. The Licensee shall provide communications services in accordance with the rules of communications services, approved by the Government of the Russian Federation.

6. The Licensee in providing communications services shall comply with the rules for connection of telecommunications networks and their interactions, approved by the Government of the Russian Federation, when connecting broadcasting network of the licensee to the public telecommunications network, connecting other communication networks to broadcasting network of the Licensee.

1

7. The Licensee is required in the delivery of services in accordance with this license to fulfill the conditions set out for allocation of radio frequency bands and assignment of radio frequency band or radio frequency channel.

Territory of the services	Channel Number	Bandwidth (MHz)
Izhevsk, the Udmurt Republic	1 2 3 4 8 9 10 11 12 13 14 15 17 19 24	2500-2508, 2508-2516, 2516-2524, 2524-2532, 2556-2564, 2564-2572, 2572-2580, 2580-2588, 2588-2596, 2596-2604, 2604-2612, 2612-2620, 2628-2636, 2644-2652, 2684-2692

8. Provision of telecommunications services in accordance with the terms of this license shall be permitted only subject to the license (s) for broadcasting and (or) contract (s) with the Licensee-broadcaster, except as specified in paragraph 9 of these terms.

9. In the case of the provision of telecommunications services for the purpose of broadcasting under a contract with the subscriber, the Licensee must carry out broadcasting of mandatory public television and (or) radio channels in communication networks operated by it, at its own expense (without signing contracts with broadcasters of mandatory public television and (or) radio channels, without charging any fees for reception and broadcast of these channels from subscribers and broadcasters of mandatory public television and (or) radio channels).

10. The Licensee shall provide information about the basis of calculation of mandatory deductions (tax payments) to the universal service reserve in the manner and form required by the federal executive authority in the field of communications.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to communications services for the purposes of broadcasting and aimed at improvement of their customer value, unless it requires a separate license.

** This license is issued by way of reissuing the license No. 110738 dated 01.04.2013.

2

Laced, numbered and sealed

Three (3) sheet (s).

Head of the department of registers of assigned radio frequencies and licenses in the field of communication

(signature) I.Yu. Zavidnaya
13 APR 2015

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

124940